Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 2 to Annual Report on Form 10-K for the year ended December 31, 2020 of Vistas Media Acquisition Company Inc., as filed with the Securities and Exchange Commission on the date hereof (“Report”), I certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 16, 2021

/s/ F. Jacob Cherian
F. Jacob Cherian
Chief Executive Officer
(Principal Executive Officer)